                                                                     EXHIBIT 4.5

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO PHARMION CORPORATION, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                              PHARMION CORPORATION

                    Series B Preferred Stock Purchase Warrant

                  PHARMION CORPORATION, a Delaware corporation (the "Company"), hereby certifies that, for value received, CELGENE CORPORATION, a Delaware corporation, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time and from time to time during the Exercise Period (as defined below) at a purchase price per share equal to the Purchase Price (as defined below), in whole or in part, that number of fully paid and non-assessable shares of the Series B Preferred Stock, par value 0.001 per share, of the Company as shall equal the Exercise Number (as defined below). The Purchase Price, the Exercise Number and the character of shares subject to this Warrant are subject to adjustment as provided below, and the term "Series B Preferred Stock" shall mean, unless the context otherwise requires, the stock or other securities or property at the time deliverable upon the exercise of this Warrant. This Warrant is herein called the "Warrant."

                  1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

                  1.1. "Exercise Number" shall mean 1,701,805 shares of Series B Preferred Stock, as such number may be adjusted as provided below.

                  1.2. "Exercise Period" shall mean the period commencing with the first anniversary of the date hereof and ending on the seventh anniversary of the date hereof.

                  1.3. "Purchase Price" shall mean $2.09 per share of Series B Preferred Stock, subject to adjustment pursuant to Section 4 below.

                  2. EXERCISE OF WARRANT. The purchase rights evidenced by this Warrant shall be exercised by the Holder surrendering this Warrant, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its office in Boulder, Colorado, accompanied by payment, of an amount (the "Exercise Payment") equal to the Purchase Price multiplied by the number of shares being purchased pursuant to such exercise, payable to the Company in cash, by certified or official bank check, or by wire transfer of the Exercise Payment to an account specified by the Company.

                           This Warrant may be exercised for less than the full
number of shares of Series B Preferred Stock, in which case the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor calling for the number of shares of Series B Preferred Stock as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the Holder hereof or his or its nominee (upon payment by the Holder of any applicable transfer taxes).

                  3. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Purchase Price, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of fully paid and non-assessable shares or other securities or property to which the Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined in accordance with
Section 4.5 hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

                  4. ANTI-DILUTION PROVISIONS AND OTHER ADJUSTMENTS. In order to prevent dilution of the right granted hereunder, the Purchase Price shall be subject to adjustment from time to time in accordance with this Section
4. Upon each adjustment of the Purchase Price pursuant to this Section 4, the registered Holder of this Warrant shall thereafter be entitled to acquire upon exercise, at the Purchase Price resulting from such adjustment, the number of shares of Series B Preferred Stock obtainable by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of Series B Preferred Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

                  4.1. Subdivisions and Combinations. In case the Company shall at any time (i) subdivide the outstanding Series B Preferred Stock or (ii) issue a stock dividend on its outstanding Series B Preferred Stock, the Purchase Price in effect immediately prior to such subdivision or dividend shall be proportionately reduced by the same ratio as the subdivision or dividend. In case the Company shall at any time combine its outstanding Series B Preferred Stock, the Purchase Price in effect immediately prior to such combination shall be proportionately increased by the same ratio as the combination.

                  4.2. Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Series B Preferred Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Series B Preferred Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall have the right to acquire and receive, upon exercise of this Warrant, such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Series B Preferred Stock as would have been received upon exercise of this Warrant at the Purchase Price then in effect. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities cash or other property as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

                  4.3.     Notices of Record Date, Etc.

                  (a)      In the event that:

                  (i) the Company shall declare any cash dividend upon its Series B Preferred Stock, or

                  (ii) the Company shall declare any dividend upon its Series B Preferred Stock payable in stock or make any special dividend or other distribution to the holders of its Series B Preferred Stock, or

                  (iii) the Company shall offer for subscription pro rata to the holders of its Series B Preferred Stock any additional shares of stock of any class or other rights, or

                  (iv) there shall be any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Series B Preferred Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or

                  (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in connection with such event, the Company shall give to the Holder:

                  (b) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

                  (c) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Series B Preferred Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Series B Preferred Stock shall be entitled to exchange their Series B Preferred Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company.

                  4.4. Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Purchase Price as otherwise determined pursuant to any of the provisions of this Section 4 except in the case of a combination of shares of a type contemplated in Section 4.1 and then in no event to an amount larger than the Purchase Price as adjusted pursuant to Section 4.1.

                  4.5. Fractional Shares. The Company shall not issue fractions of shares of Series B Preferred Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Series B Preferred Stock would, except for the provisions of this Section 4.5, be issuable upon exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to such fraction, calculated to the nearest one-hundredth (1/100) of a share, multiplied by the product obtained by multiplying the conversion rate then in effect for one share of Series B Preferred Stock by the fair market value of a share of Common Stock, determined as of the date of exercise in good faith by the Company's Board of Directors.

                  4.6. Officers' Statement as to Adjustments. Whenever the Purchase Price shall be adjusted as provided in Section 4 hereof, the Company shall forthwith file at each office designated for the exercise of this Warrant, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the Purchase Price that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the record Holder at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Section 4.3, such notice shall be included as part of the notice required to be mailed and published under the provisions of Section 4.3 hereof.

                  5. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

                  6. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Series B Preferred Stock as from time to time shall be issuable upon the exercise of this Warrant and all other similar Warrants at the time outstanding.

                  7. CONVERSION OF SERIES B PREFERRED STOCK. In the event that (i) the Company redeems the Series B Preferred Stock or (ii) conversion of the Series B Preferred Stock into Common Stock becomes mandatory, in each case in accordance with the provisions of the Company's Certificate of Incorporation, as amended, relating to the Series B Preferred Stock, then all references in this Warrant to "Series B Preferred Stock," "Series B Preferred Stock or Common Stock" or "Series B Preferred Stock and Common Stock" shall be deemed to be references solely to the Common Stock and this Warrant shall become exercisable for shares of Common Stock in accordance with its terms as so altered. The number of shares of Common Stock issuable upon exercise of this Warrant shall equal the number of shares of Series B Preferred Stock issuable upon exercise of this Warrant multiplied by the conversion rate for the Series B Preferred Stock in effect immediately prior to the redemption or mandatory conversion, as the case may be.

                  8.       REPRESENTATIONS OF HOLDER.

                  8.1. Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring this Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part hereof. The Holder also represents that the entire legal and beneficial interests of this Warrant is being acquired for, and will be held for, its account only.

                  8.2.     Securities Are Not Registered.

                  (a) The Holder understands that this Warrant, the shares of Series B Preferred Stock issuable upon its exercise and the Common Stock issuable upon conversion of the Series B Preferred Stock have not been registered under the Act, on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

                  (b) The Holder recognizes that this Warrant, the shares of Series B Preferred Stock issuable upon its exercise and the Common Stock issuable upon conversion of the Series B Preferred Stock must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register this Warrant or such securities or to comply with any exemption from such registration.

                  (c) The Holder is aware that neither this Warrant, the shares of Series B Preferred Stock issuable upon its exercise nor the Common Stock issuable upon conversion of the Series B Preferred Stock may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

                  8.3.     Disposition of Warrant and Exercise Shares.

                  (a) The Holder further agrees not to make any disposition of all or any part of this Warrant, the shares of Series B Preferred Stock issuable upon its exercise or the Common Stock issuable upon conversion of the Series B Preferred Stock in any event unless and until:

                  (i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

                  (ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                  (iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel for the Holder, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Warrant or underlying securities under the Act or any applicable state securities laws.

                  (b) The Holder understands and agrees that all certificates evidencing the securities to be issued to the Holder upon exercise of this Warrant or conversion of the Series B Preferred Stock shall bear the following legend:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                  (c) Notwithstanding anything to the contrary in this Warrant, the Holder shall not dispose of any of the securities issuable upon exercise of this Warrant until the earlier of (i) the third anniversary of the date hereof and (ii) the date which is six (6) months after the Company's initial public offering.

                  9. MARKET STAND-OFF AGREEMENT. Holder shall, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by Holder, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180 days) following the effective date of a registration statement of the Company filed under the Act, provided that: (a) such agreement shall only apply to the Company's initial public offering; and (b) all officers and directors of the Company shall have entered into agreements of the same duration and otherwise on substantially the same terms.

                  10. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in form reasonably acceptable to the Company, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

                  11. REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

                  12. NEGOTIABILITY, ETC. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

                  (i) Subject to the legend appearing on the first page hereof, title to this Warrant may be transferred by endorsement (by the Holder executing the form of assignment at the end hereof including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery. The Company, on surrender of this Warrant, properly endorsed on such assignment form and subject to the provisions of this Warrant with respect to compliance with the Act, as its expense shall issue to or on the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

                  (ii) Any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

                  (iii) Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

                  (iv) Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                  (v) The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Series B Preferred Stock in a name other than that of the registered Holder or to issue or deliver any certificates for Series B Preferred Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the Holder or until it has been established to the Company's satisfaction that no such tax or charge is due.

                  13. SUBDIVISION OF RIGHTS. This Warrant (as well as any new warrants issued pursuant to the provisions of this Section) is exchangeable, upon the surrender hereof by the Holder, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Series B Preferred Stock which may be subscribed for and purchased hereunder.

                  14. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the Holder shall be mailed by first-class certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

                  15. HEADINGS, ETC. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

                  16. CHANGE, WAIVER, ETC. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                  17. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

                                      PHARMION CORPORATION

                                      By   /s/ Patrick J. Mahaffy
                                        ----------------------------------------
                                           Patrick J. Mahaffy, President and CEO

Dated: November 30, 2001

                  [TO BE SIGNED ONLY UPON EXERCISE OF WARRANT]

                                 EXERCISE NOTICE

PHARMION CORPORATION

4865 Riverbend Road
Boulder, Colorado 80301
Attention: Chief Financial Officer

                  The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant to Purchase Shares of Series B Preferred Stock, par value $0.001 per share, issued by Pharmion Corporation and held by the undersigned, the original of which is attached hereto, and (check the applicable box):

[ ] Tenders herewith payment of the Exercise Payment (as defined in the Warrant) in full in the form of cash, certified check or official bank check in the amount of $__________________ for _______________ shares of ______________.

[ ] Confirms that payment of the Exercise Payment (as defined in the Warrant) in full by means of a wire transfer in the amount of $__________________ for _______________ shares of ________________ has been made to the Company.

                  The undersigned represents that (i) the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares;
(ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company;
(iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the shares issuable upon exercise of this Warrant and the shares of Common Stock that may be issuable upon conversion thereof have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares and shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares or shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel reasonably satisfactory to the Company, stating that such registration is not required.

               The undersigned requests that the certificates for such shares be issued in the name of, and be delivered to ______________________, whose address is ________________________.

Dated:

___________________________

                                             ___________________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                                             ___________________________________

                                                                Address

                  [TO BE SIGNED ONLY UPON TRANSFER OF WARRANT]

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________ the right represented by the within Warrant to purchase __________________ shares of Series B Preferred Stock, par value $0.001 per share, of PHARMION CORPORATION to which the within Warrant relates, and appoints ____________________ attorney to transfer said right on the books of PHARMION CORPORATION, with full power of substitution in the premises.

Dated:

___________________________

                                                        ________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                                                        ________________________

                                                                Address

IN THE PRESENCE OF:

___________________________